UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

Leo Motors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	95-3909667
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)
1291-1, Hasangok-dong, Hanam City, Gyeonggi-do, Republic of Korea	465-250
(Address of principal executive offices)	(Zip Code)

+83 31 796 8870
(Registrant’s telephone number, including area code)

n/a
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

As previously announced, Leo Motors, Inc. (the "Company") entered into a agreement to provide 20,000 E-Box's to a USA based company which can now be identified as PDI Global LLC (http://www.pdidg.com).  The 20,000 e-Box devices will be used by PDI in Social Housing in the Republic of the Congo.  The contract with PDI will generate sales of $100 million per annum based on 20,000 e-Box energy storage units according to John Lee, President and CEO of the Company.

Further the Company announced today that it had entered into a $25 million contract to supply 5,000 e-Box devices to Hanwha Corporation (http://www.hanwhacorp.co.kr).  Hanwha was appointed exclusive distributor of the e-Box in Europe.The contract with Hanwha is guaranteed at a minimum of 5,000 units of the e-Box.

ITEM  9.01.  EXHIBITS

10.1    Press Release
10.2    Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated  January 5, 2012

Leo Motors, Inc.
(Registrant)

By: /s/ Jung Yong (John) Lee
Jung Yong Lee
Chief Executive Officer